Exhibit 3.2

AMENDED AND RESTATED BY-LAWS OF

QVC, INC.

A Delaware Corporation

(effective September 23, 2025)

Article I
OFFICES

Section 1.1 Registered Office and Registered Agent. QVC, Inc. (the “Corporation”) shall maintain a registered office and registered agent within the State of Delaware, which may be changed by the Board (as defined in Article III hereof) from time to time.

Section 1.2 Other Offices. The Corporation may also have offices at such other places, within or without the State of Delaware, as the Board may from time to time determine.

ARTICLE II
STOCKHOLDERS’ MEETINGS

Section 2.1 Place of Stockholders’ Meetings. Meetings of stockholders may be held at such place, either within or without the State of Delaware, as may be designated by the Board from time to time. If no such place is designated by the Board, meetings of the stockholders shall be held at the registered office of the Corporation in the State of Delaware.

Section 2.2 Special Meetings. Except as otherwise specifically provided by law, special meetings of the stockholders may be called at any time:

(a) By the Board; or

(b) By the President of the Corporation; or

(c) By the holders of record of not less than a majority of all the shares outstanding and entitled to vote.

Upon the written request of any person entitled to call a special meeting, which request shall set forth the purpose for which the meeting is desired, it shall be the duty of the Secretary to give prompt written notice of such meeting to be held at such time as the Secretary may fix, subject to the provisions of Section 2.3 hereof. If the Secretary shall fail to fix such date and give notice within ten (10) days after receipt of such request, the person or persons making such request may do so.

Section 2.3 Notice of Meetings and Adjourned Meetings. Written notice stating the place, date and hour of any meeting shall be given not less than ten (10) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice is given when deposited in the United States Mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. Such notice may be given by or at the direction of the person or persons authorized to call the meeting.

When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.4 Remote Communication. If authorized by the Board, and subject to applicable law and such guidelines and procedures as the Board may adopt, stockholders may, by means of conference telephone or other means of remote communication, participate in and vote during any meeting of stockholders, and for all purposes of these by-laws, participation by such means shall constitute presence in person at such meeting, whether such meeting is held at a designated place or solely by means of remote communication. In lieu of holding a stockholder meeting at a designated place, the Board may, in its sole discretion, determine that any stockholder meeting may be held solely by means of remote communication.

Section 2.5 Quorum. Unless otherwise provided in the Certificate of Incorporation or in these by-laws, the presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote shall constitute a quorum but in no event shall be quorum consist of less than one-third (1/3) of the shares entitled to vote at a meeting. The stockholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. If a meeting cannot be organized because of the absence of a quorum, those present may, except as otherwise provided by law, adjourn the meeting to such time and place as they may determine.

Section 2.6 Voting List; Proxies. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder of the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. All proxies shall be executed in writing and shall be filed with the Secretary of the Corporation not later than the day on which exercised. No proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.

Except as otherwise specifically provided by law, all matters coming before the meeting shall be determined by a vote by shares. Except as otherwise specifically provided by law, all other votes may be taken by voice unless a stockholder demands that it be taken by ballot, in which latter event the vote shall be taken by written ballot.

Section 2.7 Informal Action by Stockholders. Unless otherwise provided by the Certificate of Incorporation, any action required to be taken at any meeting of stockholders, or any action which may be taken at any meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders or members, who have not consented in writing.

ARTICLE III
THE BOARD

Section 3.1 Board of Directors. The business and affairs of the Corporation shall be managed by a board of one or more persons who need not be stockholders of the Corporation or residents of the state of incorporation unless required by state law, and who shall be elected at the annual meeting of stockholders or any adjournment thereof (the “Board”). The number of Directors may be increased or decreased by action of the stockholders from time to time. Directors shall hold office until the next succeeding annual meeting of stockholders or until their earlier resignation or removal or until their successors have been elected and qualified; however, no provision of this Section shall be restrictive upon the right of the Board to fill vacancies or upon the right of stockholders to remove directors as is hereinafter provided. The directors shall be referred to individually as “Directors”.

Section 3.2 Place of Meeting. Meetings of the Board may be held at such place either within or without the State of Delaware, as a majority of the Directors may from time to time designate or as may be designated in the notice calling the meeting.

Section 3.3 Regular Meetings. A regular meeting of the Board shall be held annually. At such meeting the Board shall elect officers of the Corporation. In addition to such regular meeting, the Board shall have the power to fix, by resolution, the place, date and hour of other regular meetings of the Board.

Section 3.4 Special Meetings. Special meetings of the Board shall be held whenever ordered by the President, by a majority of the members of the executive committee, if any, or by a majority of the Directors in office.

Section 3.5 Notices of Meetings of the Board.

(a) Regular Meetings. No notice shall be required to be given of any regular meeting, unless the same be held at other than the time or place for holding such meetings as fixed in accordance with Section 3.3 of these by-laws, in which event one (1) day’s notice shall be given of the time and place of such meeting.

(b) Special Meetings. At least one (1) day’s notice shall be given of the time, place and purpose for which any special meeting of the Board is to be held.

Section 3.6 Quorum. A majority of the total number of the Directors shall constitute a quorum for the transaction of business, and the vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board. If there be less than a quorum present, a majority of those present may adjourn the meeting from time to time and place to place and shall cause notice of each such adjourned meeting to be given to all absent Directors.

Section 3.7 Informal Action by the Board. Any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 3.8 Powers.

(a) General Powers . The Board shall have all powers necessary or appropriate to the management of the business and affairs of the Corporation, and, in addition to the power of authority conferred by these by-laws, may exercise all powers of the Corporation and do all such lawful acts and things as are not by statute, these by-laws or the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

(b) Specific Powers. Without limiting the general powers conferred by the last preceding clause and the powers conferred by the Certificate of Incorporation and by-laws of the Corporation, it is hereby expressly declared that the Board shall have the following powers:

(i) To confer upon any officer or officers of the Corporation the power to choose, remove or suspend assistant officers, agents or servants.

(ii) To appoint any person, firm or corporation to accept and hold in trust for the Corporation any property belonging to the Corporation on in which it is interested, and to authorize any such person, firm or corporation to execute any documents and perform any duties that may be requisite in relation to any such trust.

(iii) To appoint a person or persons to vote shares of another corporation held and owned by the Corporation.

(iv) By resolution adopted by a majority of the full Board, to designate one (1) or more Directors to constitute an executive committee which, to the extent provided in such resolution, shall have and may exercise the power of the Board in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed.

(v) By resolution passed by a majority of the whole Board, to designate one (1) or more additional committees, each to consist of one (1) or more additional committees, each to consist of one (1) or more Directors, to have such duties, powers and authority as the Board shall determine. All committees of the Board, including the executive committee, shall have the authority to adopt their own rules of procedure. Absent the adoption of specific procedures, the procedures applicable to the Board shall also apply to committees thereof.

(vi) To fix the place, time and purpose of meetings of stockholders.

(vii) To purchase or otherwise acquire for the Corporation any property, rights or privileges which the Corporation is authorized to acquire, at such prices, on such terms and conditions and for such consideration as it shall from time to time see fit, and, at its discretion, to pay any property or rights acquired by the Corporation, either wholly or partly in money or in stocks, bonds, debentures or other securities of the Corporation.

(viii) To create, make and issue mortgages, bonds, deeds of trust, trust agreements and negotiable or transferable instruments and securities, secured by mortgage or otherwise, and to do every other act and thing necessary to effectuate the same.

(ix) To appoint and remove or suspend such subordinate officers, agents or servants, permanently or temporarily, as it may from time to time think fit, and to determine their duties, and fix, and from time to time change, their salaries or emoluments, and to require security in such instances and in such amounts as it thinks fit.

(x) To determine who shall be authorized on the Corporation’s behalf to sign bills, notes, receipts, acceptances, endorsements, checks, releases, contracts and documents.

Section 3.9 Compensation of Directors. Compensation of Directors and reimbursement of their expenses incurred in connection with the business of the Corporation, if any, shall be as determined from time to time by resolution of the Board.

Section 3.10 Participation by Conference Telephone. Directors may participate in regular or special meetings of the Board by telephone or similar communications equipment by means of which all other persons participating in the meeting can hear each other, and such participation shall constitute presence at the meeting.

Section 3.11 Vacancies. Any vacancy occurring in the Board may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board. A Director elected to fill a vacancy shall be elected for the unexpired term of such person's predecessor in office, and shall hold such office until such person's earlier resignation or removal or until such person's successor has been elected and qualified. Any Directorship to be filled by reason of an increase in the number of directors shall be filled by the affirmative vote of the Directors then in office or by an election at an annual meeting or at a special meeting of stockholders called for that purpose. A Director chosen to fill a position resulting from an increase in the number of Directors shall hold office until the next annual meeting of stockholders or until such person's successor has been elected and qualified.

Section 3.12 Removal of Directors. Any Director or the entire Board may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of Directors, except as follows: (1) Unless the Certificate of Incorporation otherwise provides, in the case of a corporation whose Board is classified, stockholders may effect such removal only for cause; or, (2) In the case of a corporation having cumulative voting, if less than the entire Board is to be removed, no Director may be removed without cause if the votes cast against such person's removal would be sufficient to elect such person if then cumulatively voted at an election of the entire Board, or, if there be classes of Directors, at an election of the class of Directors which such person is a part.

Section 3.13 Action Without A Meeting. Any action which is required to be taken at a meeting of the Directors, or of any committee of the Directors, may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, are signed by all of the members of the Board or of the committee as the case may be. The consents shall be filed in the corporate records. Action taken is effective when all Directors or committee members have signed the consent, unless the consent specifies a different effective date. Such consent has the same force and effect as an unanimous vote of the Directors or committee members and may be stated as such in any document.

ARTICLE IV
OFFICERS

Section 4.1 Election and Office. The Corporation shall have a President, a Secretary and a Treasurer who shall be elected by the Board. The Board may elect such additional officers as it may deem proper, including , including a Chairman and a Vice Chairman of the Board, one (1) or more Vice Presidents, a Controller and one (1) or more assistant or honorary officers. Any number of offices may be held by the same person.

Section 4.2 Term. The President, the Secretary and the Treasurer shall each serve for a term of one (1) year and until their respective successors are chosen and qualified, unless removed from office by the Board during their respective tenures. The term of office of any other officer shall be as specified by the Board.

Section 4.3 Power and Duties of the President. Unless otherwise determined by the Board, the President shall have the usual duties of an executive officer with general supervision over and direction of the affairs of the Corporation. In the exercise of these duties and subject to the limitations of the laws of the State of Delaware, these by-laws, and the actions of the Board, the President may appoint, suspend and discharge employees and agents, shall preside at all meetings of the stockholders at which he shall be present and, unless there is a Chairman of the Board, shall preside at all meetings of the Board. He shall also do and perform such other duties as from time to time may be assigned to him by the Board.

Unless otherwise determined by the Board, the President shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of the stockholders of any corporation in which the Corporation may hold stock, and, at any such meeting, shall possess and may exercise any and all of the rights and powers incident to the ownership of such stock and which, as the owner thereof, the Corporation might have possessed and exercised.

Section 4.4 Powers and Duties of the Secretary. Unless otherwise determined by the Board, the Secretary shall record all proceedings of the meetings of the Corporation, the Board and all committees, in books to be kept for that purpose, and shall attend to the giving an serving of all notices for the Corporation. He shall have charge of the corporate seal, the certificate books, transfer books and stock ledgers, and such other books and papers as the Board may direct. He shall perform all other duties ordinarily incident to the office of Secretary and shall have such other powers and perform such other duties as may be assigned to him by the Board.

Section 4.5 Powers and Duties of the Treasurer. Unless otherwise determined by the Board, the Treasurer shall have charge of all the funds and securities of the Corporation which may come into his hands. When necessary or proper, unless otherwise ordered by the Board, he shall endorse for collection on behalf of the Corporation checks, notes and other obligations, and shall deposit the same to the credit of the Corporation in such banks or depositories as the Board may designate and shall sign all receipts and vouchers for payments made to the Corporation. He shall sign all checks made by the Corporation, except when the Board shall otherwise direct. He shall enter regularly, in books of the Corporation to be kept by him for that purpose, a full and accurate account of all moneys received and paid by him on account of the Corporation. Whenever required by the Board, he shall render a statement of the financial condition of the Corporation. He shall at all reasonable times exhibit his books and accounts to any Director of the Corporation, upon application at the office of the Corporation during business hours. He shall have such other powers and shall perform such other duties as may be assigned to him from time to time by the Board. He shall give such bond, if any, for the faithful performance of his duties as shall be required by the Board and any such bond shall remain in the custody of the President.

Section 4.6 Powers and Duties of the Chairman of the Board. Unless otherwise determined by the Board, the Chairman of the Board, if any, shall preside at all meetings of the Directors and shall serve ex officio as a member of every committee of the Board. He shall have such other powers and perform such further duties as may be assigned to him by the Board.

Section 4.7 Powers and Duties of Vice President and Assistant Officers. Unless otherwise determined by the Board, each Vice President and each assistant officer shall have the powers and perform the duties of his respective superior officer. Vice Presidents and assistant officers shall have such rank as shall be designated by the Board and each, in the order of rank, shall act for such superior officer in his absence, or upon his disability or when so directed by such superior officer or by the Board. Vice Presidents may be designated as having responsibility for a specific aspect of the Corporation’s affairs, in which event each such Vice President shall be superior to the other Vice Presidents in relation to matters within his aspect. The President shall be the superior officer of the Vice Presidents. The Treasurer and the Secretary shall be the superior officers of the Assistant Treasurers and Assistant Secretaries, respectively.

Section 4.8 Delegation of Office. The Board may delegate the powers or duties of any officer of the Corporation to any other officer or to any Director from time to time.

Section 4.9 Vacancies. The Board shall have the power to fill any vacancies in any office occurring from whatever reason.

Section 4.10 Resignations. Any officer may resign at any time by submitting his written resignation to the Corporation. Such resignation shall take effect at the time of its receipt by the Corporation, unless another time be fixed in the resignation, in which case it shall become effective at the time so fixed. The acceptance of a resignation shall not be required to make it effective.

Section 4.11 Designation of Chief Financial Officer. The Board shall have the power to designate from among the Chairman, any Vice Chairman, President, any Vice President or the Treasurer of this Corporation a Chief Financial Officer who shall be deemed the principal financial and accounting officer and who shall have the ultimate responsibility to oversee the financial operation and performance of the Corporation. In the event that the Treasurer is not designated by the Board as the Chief Financial Officer, the Treasurer shall report to the Chief Financial Officer from time to time concerning all duties which the Treasurer is obligated to perform and the Chief Financial Officer shall, at his election, assume such of the duties of the Treasurer as are provided herein as he shall deem appropriate. The Chief Financial Officer shall have the power to modify and/or amend any and all actions taken by the Treasurer and shall have such other powers and perform such other duties as may be assigned to him by the Board.

ARTICLE V
CAPITAL STOCK

Section 5.1 Stock Certificates. Shares of the Corporation shall be represented by certificates signed by or in the name of the Corporation by (a) the Chairman or Vice Chairman of the Board, or the President or a Vice President, and (b) the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, representing the number of shares registered in certificate form. If such certificate is countersigned (i) by a transfer agent other than the Corporation or its employee, or (ii) by a registrar other than the Corporation or its employee, the signatures of the officers of the Corporation may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

Section 5.2 Determination of Stockholders of Record. The Board may fix, in advance, a record date to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action. Such date shall be not more than sixty (60) nor less than ten (10) days before the date of any such meeting, nor more than sixty (60) days prior to any other action.

If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

If no record date is fixed, the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

Section 5.3 Transfer of Shares. Transfer of shares shall be made on the books of the Corporation only upon surrender of the share certificate, duly endorsed and otherwise in proper form for transfer, which certificate shall be cancelled at the time of the transfer. No transfer of shares shall be made on the books of this Corporation if such transfer is in violation of a lawful restriction noted conspicuously on the certificate.

Section 5.4 Lost, Stolen or Destroyed Share Certificates. The Corporation may issue a new certificate of stock, or uncertified shares in place of any certificate therefore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen, or destroyed certificate, or his legal representative to give the Corporation a bond sufficient to indemnify it against claim that may be made against it on account of the alleged loss, theft or destruction or any such certificate or the issuance of such new certificate or uncertificated shares.

ARTICLE VI
NOTICES

Section 6.1 Contents of Notice. Whenever any notice of a meeting is required to be given pursuant to these by-laws or the Certificate of Incorporation or otherwise, the notice shall specify the place, day and hour of the meeting and, where otherwise required by law, the general nature of the business to be transacted at such meeting.

Section 6.2 Method of Notice. All notices shall be given to each person entitled thereto, either personally or by sending a copy thereof through the mail or by telegraph, charges prepaid, to his address as it appears on the records of the Corporation, or supplied by him to the Corporation for the purpose of notice. If notice is sent by mail or telegraph, it shall be deemed to have been given to the person entitled thereto when deposited in the United States Mail or with the telegraph office for transmission. If no address for a stockholder appears on the books of the Corporation and such stockholder has not supplied the Corporation with an address for the purpose of notice, notice deposited in the United States Mail addressed to such stockholder care of General Delivery in the city in which the principal office of the Corporation is located shall be sufficient.

Section 6.3 Waiver of Notice. Whenever notice is required to be given under any provision of law or of the Certificate of Incorporation or by-laws of the Corporation, a written waiver, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, Directors, or members of a committee of Directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation.

ARTICLE VII
INDEMNIFICATION OF DIRECTORS AND
OFFICERS AND OTHER PERSONS

Section 7.1 Indemnification. Subject to Section 7.3 of this Article VII, the Corporation shall indemnify any person who is a Director or officer of the Corporation or any Director or officer who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (any such person is hereinafter referred to in this Article VII as a “Director or officer”) against expenses (including, but not limited to, attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by such Director or officer (“liabilities”), to the fullest extent now or hereafter permitted by law in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (as used in this Article VII, “Proceeding” or, in the plural, “Proceedings”), brought or threatened to be brought against such Director or officer by reason of the fact that he or she is or was serving in any such capacity or in any other capacity on behalf of the Corporation, its parent or any of its subsidiaries.

The Board by resolution adopted in each specific instance may similarly indemnify any person other than a Director or officer (any such person is hereinafter referred to in this Article VII as an “Other Person”) for liabilities incurred by him or her in connection with services rendered by him or her for or at the request of the Corporation, its parent or any of its subsidiaries.

Section 7.2 Advances. Subject to Section 7.3 of this Article VII, expenses (including, but not limited to, attorneys’ fees) incurred by any Director or officer in defending a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding as authorized by the Board in the specific case upon receipt of an undertaking, by or on behalf of such Director or officer, to repay such amount without interest if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized by law. Advance expenses (including, but not limited to, attorneys’ fees) incurred by Other Persons may be paid if the Board deems appropriate and upon such terms and conditions, including the giving of an undertaking, as the Board deems appropriate.

Section 7.3 Actions Initiated Against the Corporation. Anything in Sections 7.1 or 7.2 of this Article VII to the contrary notwithstanding, with respect to a Proceeding initiated against the Corporation by any person who is or was a Director or officer, or by an indemnified person other than a Director or officer who is or was adopted by resolution of the Board as an Other Person, the Corporation shall not be required to indemnify or to advance expenses (including attorney’s fees) to such Director, officer or Other Person in connection with prosecuting such Proceeding (or part thereof) or in defending any counterclaim, cross-claim, affirmative defense, or like claim of the Corporation in such Proceeding (or part thereof) unless such Proceeding was authorized by the Board.

Section 7.4 Applicability; Survival. The provisions of Sections 7.1 and 7.2 shall be applicable to all Proceedings commenced before or after the amendment, repeal, or modification of, or adoption of this Article VII, regardless of whether such arise out of acts or omissions which occurred prior or subsequent to such amendment, repeal, modification or adoption, and shall continue as to a person who has ceased to be a Director or officer (or, where and so long as the Board has authorized indemnification or advancement of expenses to an Other Person in accordance with this Article VII, to an Other Person who has ceased to render services for or at the request of the Corporation its parent or subsidiaries), and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 7.5 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, or Other Person of the Corporation, or is of was serving at the request of the Corporation as a Director, officer, or Other Person of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under law.

Section 7.6 Non-Exclusivity. The indemnification and advancement of the expenses provided by, or granted pursuant to, this Article VII, shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under these bylaws, agreement, vote of stockholders or disinterested Directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

ARTICLE VIII
SEAL

The form of the seal of the Corporation, called the corporate seal of the Corporation, shall be as impressed adjacent hereto.

ARTICLE IX
FISCAL YEAR

The Board shall have the power by resolution to fix the fiscal year of the Corporation. If the Board shall fail to do so, the President shall fix the fiscal year.

ARTICLE X
AMENDMENTS

The by-laws may be adopted, amended or repealed by the stockholders entitled to vote thereon at any regular or special meeting or, if the Certificate of Incorporation so provides, by the Board. The fact that such power has been so conferred upon the Board shall not divest the stockholders of the power nor limit their power to adopt, amend or repeal by-laws.

ARTICLE XI

Section 11.1 Relationship to Certificate of Incorporation.

Pursuant to Article NINTH of the Certificate of Incorporation, the Sole Stockholder (as defined therein) possesses certain approval rights with respect to the corporate actions enumerated therein (the “Sole Stockholder Consent Rights”). The purpose of this Article XI is to (a) acknowledge the supremacy of such rights, (b) prescribe procedural mechanisms for obtaining the Sole Stockholder’s consent, and (c) ensure that all directors, officers, employees, and agents of the Corporation comply with the Certificate of Incorporation in all respects.

Section 11.2 Actions Requiring Prior Sole Stockholder Consent.

(a) Without limiting the generality of Article NINTH of the Certificate of Incorporation, none of the following actions (each, a “Restricted Action”) shall be authorized, approved, effected, or consummated by or on behalf of the Corporation unless and until the prior written consent of the Sole Stockholder has been obtained:

1.            Issuance, sale, grant, reservation for issuance, or other disposition of any shares of capital stock of the Corporation, or of any options, warrants, convertible securities, or other rights to acquire capital stock, including the creation of any new class or series of stock;

2.            Amendment, alteration, restatement, or repeal of any provision of the Certificate of Incorporation, including any certificate of designation for any class or series of stock;

3.            Any merger, consolidation, statutory share exchange, business combination, recapitalization, reorganization, dissolution, liquidation, winding up, or similar transaction involving the Corporation, or any sale, lease, transfer, or other disposition of all or substantially all of the assets of the Corporation; and

4.            Any other corporate action that, under the Certificate of Incorporation, applicable law, or otherwise, could reasonably be expected to have, directly or indirectly, an adverse effect on the Sole Stockholder or its Affiliates (as defined therein), subject to the exceptions and qualifications set forth in Article NINTH of the Certificate of Incorporation.

(b) No resolution of the Board (or any committee thereof), no action by any officer or employee, and no vote or consent of any other holder of stock or securities of the Corporation shall be effective to authorize a Restricted Action absent such prior written consent.

Section 11.3 Procedure for Obtaining Sole Stockholder Consent.

(a) Proposal and Board Approval. Any Restricted Action proposed by a director or officer shall be submitted to the Board for consideration. If the Board approves the proposed action, the Corporation shall promptly submit a written request to the Sole Stockholder describing the proposed action in reasonable detail and requesting the Sole Stockholder’s written consent.

(b) Form and Effectiveness of Consent. The Sole Stockholder’s consent must be in writing (including manual, facsimile, electronic, or other written signature of an authorized representative) and shall be effective upon receipt by the Secretary of the Corporation, or at such later time as specified in the consent.

Section 11.4 No Implied Waiver

The failure of the Sole Stockholder to object to, or to expressly withhold consent to, any Restricted Action shall not be deemed to constitute consent or waiver of the Sole Stockholder’s rights. Only a written instrument executed by the Sole Stockholder expressly referencing this Section shall constitute a waiver.

Section 11.5 Emergency Actions

The Board may take actions it reasonably and in good faith determines to be immediately necessary to preserve the value of the Corporation or to comply with applicable law. If any such emergency action constitutes or results in a Restricted Action, prompt written notice shall be given to the Sole Stockholder, and the Corporation shall use commercially reasonable efforts to obtain ratification of such action by the Sole Stockholder as soon as practicable.

Section 11.6 Conflicts and Amendments

If any provision of this Article XI conflicts with the Certificate of Incorporation, the Certificate of Incorporation shall control. No amendment, alteration, restatement, or repeal of this Article XI, or any provision hereof, shall be effective without the prior written consent of the Sole Stockholder.

ARTICLE XII
INTERPRETATION OF BY-LAWS

All words, terms or provisions of these by-laws shall be interpreted and defined by and in accordance with the General Corporation Law of the State of Delaware, as amended, and as amended from time to time hereafter.